
<ARTICLE> 5
<LEGEND>
This financial data schedule is included to comply with the requirements of
Item 601 (c) (2) of Regulations S-K and S-B. This schedule contains summary financial information extracted from Form 10-Q for the quarterly period ended
June 30, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                        $ 30,447
<SECURITIES>                                  $  9,117
<RECEIVABLES>                                $ 110,551
<ALLOWANCES>                                $ (20,358)
<INVENTORY>                                          0
<CURRENT-ASSETS>                             $ 139,844<F1>
<PP&E>                                     $ 3,967,085
<DEPRECIATION>                             $ (567,129)
<TOTAL-ASSETS>                             $ 3,715,659
<CURRENT-LIABILITIES>                        $ 400,053<F2>
<BONDS>                                    $ 2,740,500
<COMMON>                                         $ 668
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                       $ 41
<OTHER-SE>                                    $337,740
<TOTAL-LIABILITY-AND-EQUITY>               $ 3,715,659
<SALES>                                      $ 453,770
<TOTAL-REVENUES>                             $ 453,770
<CGS>                                                0
<TOTAL-COSTS>                                $ 303,519
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                               $ 1,578
<INTEREST-EXPENSE>                           $ 106,968
<INCOME-PRETAX>                                $29,123
<INCOME-TAX>                                   $17,588
<INCOME-CONTINUING>                            $11,535
<DISCONTINUED>                               $(12,582)
<EXTRAORDINARY>                              $(12,215)
<CHANGES>                                            0
<NET-INCOME>                                   $ (680)
<EPS-PRIMARY>                                  $   .07
<EPS-DILUTED>                                  $   .02

<F1>Current assets include cash, unrestricted marketable securities, current portion of accounts and notes receivable and prepaid expenses and deposits.
<F2>Current liabilities include the current portion of long-term debt and accounts payable, accrued expenses and other liabilities.

